Exhibit 99

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
10/13/16	Investors:	Chris Stent, 630-623-3801
	Media:	Terri Hickey, 630-623-5593

McDONALD'S ANNOUNCES THIRD QUARTER STRATEGIC CHARGES

OAK BROOK, IL - Today, McDonald’s announced that for the quarter ended September 30, 2016, the Company expects to incur approximately $130 million in pretax charges, or about $0.12 per share on an after-tax basis, consisting of restructuring and non-cash impairment charges related to its global G&A and refranchising initiatives. These initiatives were outlined in November 2015, including plans to refranchise 4,000 restaurants by the end of 2018 and a net G&A savings target of $500 million, the vast majority of which is expected to be realized by the end of 2017. Going forward, the Company expects to incur additional strategic charges in connection with these ongoing initiatives.

Further details regarding the charges for the third quarter and an update on our refranchising activities will be provided during the Company’s regularly scheduled earnings conference call later this month.

Upcoming Communications

McDonald’s plans to release third quarter results before the market opens on October 21, 2016 and will host an investor webcast. This webcast will be broadcast live and available for replay for a limited time thereafter at www.investor.mcdonalds.com.

About McDonald's

McDonald’s is the world’s leading global foodservice retailer with over 36,000 locations in over 100 countries. More than 80% of McDonald’s restaurants worldwide are owned and operated by independent local business men and women.

Forward-Looking Statements

This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company's filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.
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